UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2019

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On July 31, 2019, ALJ Regional Holdings, Inc. (the “Company”) entered into the Fifth Amendment (the “Fifth Amendment”) to the Financing Agreement, dated as of August 14, 2015 (as amended and restated from time to time, the “Financing Agreement”), by and among the Company, Faneuil, Inc. (“Faneuil”), Floors-N-More, LLC (“Carpets”), Phoenix Color Corp. (“Phoenix”), each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent for the lenders (the “Collateral Agent”), and PNC Bank, National Association, as administrative agent for the lenders (the “Administrative Agent”). The Fifth Amendment was entered into by the Company to amend certain terms and covenants in order to support the continued growth of the Company and to allow Faneuil to consummate the Acquisition (as defined below).

The amended terms and covenants under the Fifth Amendment include, among other amendments:

(i)	a creation of a seasonal revolver facility with $7.5 million in availability;
(ii)	an increase in the size of the capital expenditure basket allocated for the buildout of three new customer call centers at Faneuil from $15.0 million to $18.5 million;
(iii)	an increase in the leverage ratio threshold from 3.50:1.00 to 3.75:1.00 for the fiscal quarters ended September 30, 2019 and December 31, 2019; and
(iv)

updates to certain definitions, representations and warranties to allow for the acquisition of all of the outstanding membership interests of Realtime Digital Innovations, LLC (“RDI”), a provider of workflow automation and business intelligence services business (the “Acquisition”).

The foregoing description of the Fifth Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 10.1 hereto, the Fourth Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2018, the Third Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Commission on October 2, 2017, the Second Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Commission on May 30, 2017, the First Amendment to the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, previously filed with the Commission on July 20, 2016, and the Financing Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form 10-12B/A, previously filed with the Commission on March 28, 2016.

Entry into Executive Employment Agreement with Jess Ravich

On July 29, 2019, the Company entered into an Employment Agreement (the “Employment Agreement”) with Jess Ravich. Prior to entering into the Employment Agreement, Mr. Ravich served as the Company’s Executive Chairman.  Pursuant to the Employment Agreement, Mr. Ravich will assume full-time responsibilities as the Company’s Chief Executive Officer until September 30, 2020 (the “Initial Term”), subject to subsequent automatic two-year renewals.  Mr. Ravich will continue to serve as the Company’s Chairman of the Board.

Additional material terms of the Employment Agreement include:

(i)	Mr. Ravich’s base salary is $225,000 per year, of which up to $150,000 per year may be paid at the Company’s discretion through the issuance of the Company’s stock;
(ii)	A stipend of $117,000 during the Initial Term for Mr. Ravich’s use in connection with out of policy business expenses;
(iii)

the incentive bonus structure includes (a) an annual bonus in the amount of 10% of the difference between (1) the Company’s pre-bonus consolidated EBITDA less actual cash interest paid during the trailing twelve month measurement period and (2) a bonus threshold of $22,000,000, subject to adjustment from time to time, and (b) a one-time realization bonus for any sale of a business of the

Company in an amount equal to: (1) for a sale of Faneuil, 2.5% of the first $25,000,000 of profit from such sale, less growth capital expenditures (“Profit”), and 5% of any Profit in excess of $25,000,000; (2) for a sale of any other subsidiary, 5% of the Profit;

(iv)

a standstill provision, pursuant to which (a) Mr. Ravich, without the approval of a majority of the independent directors of the Board, shall not acquire additional shares that will result in more than 45% of the outstanding stock of the Company to be held by Mr. Ravich and his affiliates, and (b) any stock held by Mr. Ravich or any of his affiliates in excess of 40% of the outstanding stock of the Company shall be subject to a voting agreement to be entered into, pursuant to which such shares will be automatically voted with the majority of all other outstanding stock of the Company; and

(v)

a clawback provision in the event of (a) a material restatement, revision or change to the Company’s financial statements requiring a recalculation of EBITDA for any particular fiscal year of the Company or (b) a breach by Mr. Ravich of his fiduciary obligation owed to the Company or commission by Mr. Ravich of an act of fraud, embezzlement, disloyalty or defalcation, or usurpation of a Company opportunity.

The foregoing descriptions of the Employment Agreement are qualified in their entirety by the text of the Employment Agreement, a copy of which is attached as Exhibit 10.2 hereto.

Common Stock Purchase Agreement

On July 30, 2019, in connection with the Acquisition, the Company entered into a Common Stock Purchase Agreement (the “SPA”) with the Purchasers (as defined therein), pursuant to which the Company raised $7.0 million through the sale of 3.9 million shares of its common stock at $1.80 per share to the Purchasers. The $1.80 price per share of common stock represents roughly a 10% premium to the trailing 30-day average closing price of the Company’s common stock on NASDAQ. Pursuant to and subject to the conditions set forth in the SPA, the Purchasers also received certain warrants to purchase an aggregate of 1.3 million shares of common stock at $1.80 per share with a two-year term.  The SPA also contains customary representations, warranties and covenants, by, among and for the benefits of the parties.

The foregoing description of the SPA is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.4 hereto.

Registration Rights Agreement

On July 30, 2019, the Company entered into a Registration Rights Agreement (the “RRA”) with the Purchasers, which obligates the Company to effect a registration statement (“Shelf Registration Statement”) pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), covering all shares of the Company’s common stock issued to the Purchasers and issuable upon any exercise of warrants held by the Purchasers (“Registrable Securities”). Pursuant to and subject to the conditions set forth in the RRA, the Company must (i) file the Shelf Registration Statement at the request of any holder of at least 250,000 Registrable Securities at any time after the date of the RRA, (ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act, and (iii) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until all Registrable Securities have been sold but not to exceed 180 days.

The foregoing description of the RRA is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RRA, which is filed as Exhibit 10.5 hereto.

Membership Interest Purchase Agreement

On July 31, 2019, Faneuil acquired 100% of the membership interests of RDI, a limited liability company organized under the laws of the State of Illinois, pursuant to the terms of a Membership Interest Purchase Agreement (the “MIPA”), by and among Faneuil, Gregg L. Antenen, Richard A. Veed and Sean P. Murphy (collectively the “Sellers”). RDI is engaged in the business of providing workflow automation and business intelligence services.

The aggregate consideration for the Acquisition paid at closing was $2.5 million, with earn-outs in an amount up to $7.5 million to be paid upon the achievement of certain financial metrics over a three-year period, subject to a guaranteed payout of $2.5 million. Faneuil plans on consolidating the RDI business under Faneuil’s corporate umbrella.

The parties to the MIPA have made customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the MIPA and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the MIPA. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing descriptions of the MIPA are qualified in their entirety by the text of the MIPA, a copy of which is attached as Exhibit 10.3 hereto.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the MIPA is incorporated by reference in this Item 2.01.

ITEM 2.02. Results of Operations and Financial Condition.

On July 31, 2019, the Company issued a press release announcing revised guidance for the full fiscal year ending September 30, 2019. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the Fifth Amendment is incorporated by reference in this Item 2.03.

ITEM 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the SPA is incorporated by reference in this Item 3.02.

The Company plans on using the net proceeds of the private placement to pay the closing consideration for the Acquisition and to repay certain indebtedness under its Cerberus financing facility. The issuance by the Company of its common stock and the warrants was consummated as a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), exempt from registration under the Securities Act, in reliance upon Section 4(a)(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report regarding the Employment Agreement is incorporated by reference in this Item 5.02.

ITEM 7.01 Regulation FD Material.

On July 31, 2019, the Company issued a press release announcing revised guidance for the full fiscal year ending September 30, 2019, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1

Fifth Amendment to Financing Agreement, dated as of July 31, 2019, by and among the Company, Faneuil, Carpets, Phoenix, each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, the Collateral Agent, and the Administrative Agent

10.2	Employment Agreement, dated July 29, 2019, by and between the Company and Jess Ravich
10.3	Membership Interest Purchase Agreement, dated July 31, 2019, by and among Faneuil, Gregg L. Antenen, Richard A. Veed and Sean P. Murphy
10.4	Common Stock Purchase Agreement, dated July 30, 2019, by and among the Company and the purchasers party thereto
10.5	Registration Rights Agreement, dated July 30, 2019, by and among the Company and the purchasers party thereto
99.1	Press Release dated July 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

July 31, 2019	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)